EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of CPM Holdings, Inc. and Subsidiaries of our reports dated February 11, 2011, relating to the consolidated financial statements and financial statement schedule of CPM Holdings, Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading Experts in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 11, 2011